Exhibit 10.37

FORM OF FORTRESS BIOTECH, INC.

PROMISSORY NOTE

Original Issuance Date: __________	Original Principal Amount: U.S. $________

FOR VALUE RECEIVED, FORTRESS BIOTECH, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [NAM BIOTECH FUND II, LLC – SERIES I / NAM SPECIAL SITUATIONS FUND I QP, LLC - FBIO SERIES I] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (the “Principal”) on the Maturity Date (as defined below), and to pay interest (“Interest”) on any outstanding Principal (as defined below) at the applicable Interest Rate (as defined below) from the date set out above as the Original Issuance Date (the “Issuance Date”) until the same becomes due and payable. This Promissory Note (including all Promissory Notes issued in exchange, transfer or replacement hereof, as amended, supplemented or otherwise modified from time to time, this “Note”) is one of an issue of Promissory Notes issued pursuant to the Note Purchase Agreements (as defined below) on the Closing Dates (as defined below) (collectively, the “Notes”). Certain capitalized terms used herein are defined in Section 17.

1.            PAYMENTS OF PRINCIPAL. The last day of the 36th month after the Issuance Date will be the “Maturity Date”; provided that the Company may extend the Maturity Date for two one-year periods in its discretion by giving written notice to the Holder (such extension being the “Maturity Date Extension”). If the Company elects to exercise a Maturity Date Extension, it shall provide Holders with ninety (90) days’ advance notice of such Maturity Date Extension, and each such Maturity Date Extension shall result in a one percent (1%) increase in the Interest Rate (as defined below), such that, if elected, an annualized Interest Rate of nine percent (9%) shall take effect in Year 4 and an annualized Interest Rate of ten percent (10%) shall take effect in Year 5. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. The Company may prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any, at any time after the first twelve months of the term. For the avoidance of doubt, interest rate applicable to the PIK Shares will not increase in the event that the Company elects to extend the maturity date of any Notes.

2.            INTEREST; PIK INTEREST.

(a)          Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year, and shall be payable in arrears for each quarter on January 1, April 1, July 1 and October 1 of each year (each date that interest is payable is an “Interest Date”), with the first Interest Date being April 1, 2017. Interest shall be payable in cash to the Holder of this Note on each Interest Date.

(b)          Interest on this Note shall accrue at the rate of eight percent (8%) per annum (the “Interest Rate”). From and after the occurrence and during the continuance of any Event of Default (as defined in Section 3(a) below), the Interest Rate shall automatically be increased to twelve percent (12%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

(c)          Additional Interest (“PIK Interest”) shall accrue at the rate of seven percent (7%) per annum of the outstanding principal amount of the Notes, payable in PIK Shares on a quarterly basis on each Interest Date. The value of the PIK Shares will be determined based on a ten percent (10%) discount to the 10-day volume weighted average price for such PIK Shares (the “Share VWAP”). For the avoidance of any doubt, the Share VWAP will be based on the 10-day period immediately preceding the Calculation Date. The Company will provide the Holder with five (5) Business Days’ advance notice of which securities and in what amounts the PIK Shares will be comprised. If the Holder does not approve of the receipt of any PIK Shares, it must notify the Company of any such deficiency in reasonably specific terms to enable the Company to assess the concern and correct such deficiency. If the Company and the Holder disagree on the deficiency, the parties shall have five (5) Business Days to meet to discuss and agree on a resolution. If no agreement is reached then NHLD’s independent auditors will review the PIK Shares and make a determination, binding on both parties, of the adequacy of the consideration based solely on compliance with the terms of the Note Purchase Agreement. If NHLD’s independent auditors determine that there is a deficiency regarding the relevant PIK Shares, then the Company will make such adjustments as will be necessary to satisfy NHLD’s independent auditors. Notwithstanding the foregoing, if the Holder determines that the particular Subsidiary of the Company to which the PIK Shares relate presents a unique conflict that it is unable to approve, then the Company will propose PIK Shares of the Company such other Subsidiary of the Company as will be satisfactory to the Holder, including but not limited to, the Company. To the extent that any such distribution would result in distribution of fractional shares to the Holder or its beneficial owners, the Holder may return such fractional shares to the Company in exchange for cash.

3.            RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)          the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby, except, in the case of a failure to pay Interest and Late Charges when and as due, only if such failure remains uncured for a period of at least five (5) business days;

(ii)         bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted against the Company and, shall not be dismissed within thirty (30) days of their initiation; or

(iii)        the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due.

2

4.            VOTING RIGHTS. The Holder shall have no voting rights in respect of the Company as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

5.            AMENDING THE TERMS OF THIS NOTE. Excluding a Maturity Date Extension, the prior written consent of the Holders of at least 66 2/3% of the total Principal outstanding under the Notes shall be required for any change or amendment to this Note.

6.           TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject to the terms and conditions of the Note Purchase Agreement.

7.           REISSUANCE OF THIS NOTE.

(a)          Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note to the Holder representing the outstanding Principal not being transferred.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

8.            REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and Note Purchase Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

9.            PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

3

10.           CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the Note Purchase Agreement shall have the meanings ascribed to such terms on the Closing Date in such Note Purchase Agreement unless otherwise consented to in writing by the Holder.

11.           FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by the Holders of at least 66 2/3% of the total Principal outstanding under the Notes.

12.           NOTICES; CURRENCY; PAYMENTS.

(a)           Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.1 of the Note Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)          Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars.

(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Note Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or Interest which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve (12%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

13.           CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

14.           WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

4

15.           GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.           MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

17.           CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(b)           “Closing Date” has the meaning set forth in the Note Purchase Agreement, which date is the date the Company issued the Note pursuant to the terms of the Note Purchase Agreement.

(c)           “NHLD” means National Holdings Corporation.

(d)           “Note Purchase Agreement” means those certain Note Purchase Agreements by and among the Company and the Holders pursuant to which the Company issued the Notes, as may be amended from time to time.

(e)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(f)           “PIK Shares” means, at the Company’s discretion: (i) shares of the Company, (ii) shares of common stock of Subsidiaries that are traded on NASDAQ or the NYSE MKT, in good standing in regards to both corporate and financial reporting, and have minimum per-share prices of at least $1.00, market capitalizations of at least $50 million and average daily trading volume of at least 20,000 shares as of the date that is five (5) Business Days before the Interest Date (the “Calculation Date”), and (iii) any combination of the foregoing clauses (i) and (ii).

5

(g)           “Quarter” means each of: (i) the period beginning on and including January 1 and ending on and including March 31; (ii) the period beginning on and including April 1 and ending on and including June 30; (iii) the period beginning on and including July 1 and ending on and including September 30; and (iv) the period beginning on and including October 1 and ending on and including December 31.

(h)           “Subsidiary” means, as of any date of determination, any Person which the Company, directly or indirectly) controls.

6

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed as of the Issuance Date set out above.

FORTRESS BIOTECH, INC.

By:
Name:
Title: